UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2007

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced (in a Form 8-K dated October 3, 2006), the Board of Directors ("Board") of CSK Auto Corporation (the "Company") initiated a search for a new Chief Executive Officer ("CEO") for the Company to succeed our current Chairman of the Board and CEO, Maynard Jenkins, upon his retirement. We subsequently announced (in a Form 8-K dated October 23, 2006) our Board’s determination that Mr. Jenkins will be entitled to a $900,000 bonus (the "Succession Bonus") upon his successor’s commencement of employment with the Company, provided Mr. Jenkins continues to serve as our CEO until that time. To ensure continuity of senior management through the anticipated arrival of Mr. Jenkins’ successor and a smooth transition to new leadership, the Compensation Committee of the Board approved amendments to Mr. Jenkins’ Employment Agreement ("Employment Agreement Amendment") to memorialize the Bonus opportunity, as well as set forth other terms and conditions of Mr. Jenkins’ retirement from service with the Company. The amendment was entered into between CSK Auto, Inc. (the Company’s wholly owned subsidiary) and Mr. Jenkins on April 16, 2007.

The Employment Agreement Amendment generally provides that Mr. Jenkins will remain employed with the Company on at "at-will" basis, subject to the oversight and direction and serving at the pleasure of the Board of Directors until the later of (i) the date on which he attains the age of 65 (June 12, 2007) or (ii) the earlier of (x) the date on which a new Chief Executive Officer (the "Successor CEO") commences employment with the Company and (y) September 30, 2007 (the later of (i) and (ii) referred to herein as the "Retirement Date"). The Employment Agreement Amendment further provides that if the Company hires the Successor CEO prior to the date on which Mr. Jenkins attains the age of 65, Mr. Jenkins will remain employed as an officer of the Company as "Advisor to the CEO" until the Retirement Date. If Mr. Jenkins remains employed with the Company through his Retirement Date, he shall be entitled to receive the Succession Bonus.

Also on April 16, 2007, in view of his over ten years of service and in anticipation of his impending retirement, the Company amended stock option contracts governing 374,635 stock options previously granted to Mr. Jenkins (all of which are now vested), with exercise prices ranging from $9.87 to $14.00 per share, to extend the period under which Mr. Jenkins can exercise these stock options upon such retirement. Provided that Mr. Jenkins has attained the age of 65, the affected stock options shall remain exercisable for, and shall expire (unless exercised), six months after such termination of employment, but in no event later than December 31, 2007. In the event of termination of his employment for any other reason, the original terms of the option contract and/or the option plan document (as the case may be) pertaining to such options shall govern.

The forms of amendment to each of the afore-described agreements are attached to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this Form 8-K:

Exhibit No. Description
10.1 – Form of Amendment to Employment Agreement
10.2 – Form of Letter Agreement Amending March 17, 1998 Stock Option Grant
10.3 – Form of Letter Agreement Amending March 18, 1999 Stock Option Grant
10.4 – Form of Letter Agreement Amending December 21, 1999 Stock Option Grant
10.5 – Form of Letter Agreement Amending April 5, 2002 Stock Option Grant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

April 18, 2007	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment to Employment Agreement
10.2	Form of Letter Agreement Amending March 17, 1998 Stock Option Grant
10.3	Form of Letter Agreement Amending March 18, 1999 Stock Option Grant
10.4	Form of Letter Agreement Amending December 21, 1999 Stock Option Grant
10.5	Form of Letter Agreement Amending April 5, 2002 Stock Option Grant